As filed with the Securities and Exchange Commission on June 10, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METEN EDTECHX EDUCATION GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Meten International Education Group
3rd Floor, Tower A, Tagen Knowledge & Innovation Center
2nd Shenyun West Road, Nanshan District
Shenzhen, Guangdong Province 518045
The People’s Republic of China
+86 755 8294 5250

(Address, Including Zip Code, of Principal Executive Offices)

2020 Share Incentive Plan of Meten EdtechX Education Group Ltd.

(Full Title of the Plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 302-738-6680

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Ordinary shares, US$0.0001 par value per share, issuable under the 2020 Share Incentive Plan of Meten EdtechX Education Group Ltd.	1,990,609	(1)	$1.00	(2)	$1,990,609.00	$217.18
Ordinary shares, US$0.0001 par value per share, to be issued and registered for resale (3)	120,000		$1.00		120,000.00	-	(4)
Total	2,110,609				$2,110,609.00	$217.18

(1)	This Registration Statement covers, in addition to the number of ordinary shares of Meten EdtechX Education Group Ltd., a Cayman Islands company (the “Company”, the “Registrant”, “we” , “us” or “our”), par value US$0.0001 per share (the “ordinary shares”), stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of ordinary shares, options and rights that may be offered or issued as a result of one or more adjustments under the 2020 Share Incentive Plan of Meten EdtechX Education Group Ltd. (the “Plan”) to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the plan is based upon the average of the high and low sale prices of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on June 8, 2021.

(3)	Represents ordinary shares to be issued to former directors of the Registrant pursuant to the Plan.

(4)	Pursuant to Rule 457(h)(3) under the Securities Act, no additional filing fee is required with respect to these shares acquired pursuant to the Plan and offered for resale.

The Exhibit Index for this Registration Statement is at page II-3.

EXPLANATORY NOTE

The Registrant filed with the Securities and Exchange Commission (the “SEC”) its Registration Statements on Form S-8 on September 18, 2020 (Registration No. 333-248883) and December 30, 2020 (Registration No. 333-251806) (the “2020 Registration Statements”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 4,909,220 shares of the Registrant’s ordinary shares to be offered and sold under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the 2020 Registration Statements are incorporated into this Registration Statement by reference.

This Registration Statement on Form S-8 contains two parts. It registers under the Securities Act an aggregate of 1,990,609 ordinary shares, which is the estimated aggregate number of shares that are reserved for future award grants under the Plan by the end of 2021. This Registration Statement also covers the reoffer and resale by certain selling shareholders of an aggregate of 120,000 ordinary shares, which constitute “controlled securities”, as such term is defined in General Instruction C to Form S-8, to be issued under the Plan to “affiliates” of the Company, as that term is defined in Rule 405 of under the Securities Act.

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E of the General Instructions to Form S-8, General Instruction C of the General Instructions to Form S-8.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

120,000 ORDINARY SHARES

ISSUABLE UNDER THE 2020 SHARE INCENTIVE PLAN

METEN EDTECHX EDUCATION GROUP LTD.

This prospectus relates to 120,000 ordinary shares, par value US$0.0001 per share of the Company (the “ordinary shares”), which may be offered from time to time by the selling shareholders of the Company named herein (the “Selling Shareholders”, each a “Selling Shareholder”), for such Selling Shareholders’ own account. We will not receive any proceeds from any sale of ordinary shares offered pursuant to this prospectus.

The Selling Shareholders may offer and sell the ordinary shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The ordinary shares may be sold at the market price of the ordinary shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The ordinary shares may be sold through underwriters or dealers that the Selling Shareholders may select. If underwriters or dealers are used to sell the ordinary shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Shareholders may offer and sell the ordinary shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our ordinary shares, par value US$0.0001, are currently listed on the Nasdaq Capital Market under the symbol “METX.” On June 8, 2021, the closing price for the ordinary shares on the Nasdaq Capital Market was US$1.00 per ordinary share.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2021.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words and phrases such as “may,” “should,” “intend,” “predict,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our courses and other products and services;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditures;

●	our ability to retain and increase our student enrollment;

●	our plans to expand and enhance our courses and other products and services;

●	our ability to engage, train and retain new teachers and consultants;

●	our ability to maintain and improve technology infrastructure necessary to operate our online platform;

●	our expectations regarding the demand for, and market acceptance of, our services and our brands;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the ELT markets;

●	relevant government policies and regulations relating to our corporate structure, business and industry;

●	the impact of the outbreak of the coronavirus disease (“COVID-19”) and other pandemic or natural disaster; and

●	the assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks, assumptions and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Our actual results could be materially different from or worse than our expectations. You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

ii

OUR COMPANY

Business Overview

We are one of the leading English language training (“ELT”) service providers in China. China’s ELT market is segmented into general ELT, test-oriented ELT and after-school language training sectors. General ELT refers to services that help students improve their English language skills, particularly their English communication skills. Test-oriented ELT refers to services that help students achieve higher scores in specific standardized tests, including TOEFL, IELTS, GRE, SAT and other international standardized examinations. After-school language training refers to academic English language training services provided to K-12 students.

We offer a comprehensive ELT service portfolio comprising general adult ELT, junior ELT, overseas training services, online ELT and other English language-related services to students from a wide range of age groups. We conduct our business through our synergetic offline-online business model, which maximizes the compatibility within our business segments to scale up at relatively low costs.

As of December 31, 2020, we had a nationwide offline learning center network of 105 self-operated learning centers (including 20 learning centers under the “ABC” brand of ABC Education Group, which we acquired in June 2018) covering 28 cities in 15 provinces, autonomous regions and municipalities in China, and 13 franchised learning centers (including four franchised learning centers under the “ABC” brand) covering 12 cities in 11 provinces and municipalities in China. Leveraging our experience gained from operating offline learning centers, we launched our online English learning platform “Likeshuo” in 2014 to further expand our service reach to a larger student base. As of December 31, 2020, we had approximately 1.79 million registered users on our “Likeshuo” platform and cumulatively over 320,000 paying users who purchased our online ELT courses or trial lessons. As of the same date, the cumulative number of student enrollments for our online ELT courses since 2014 was approximately 180,000 and we had delivered over 5.35 million accumulated course hours to our students online. We also have opened five experiential marketing stores in China to enable our prospective students to obtain in-person experience of live streaming online ELT courses delivered on our “Likeshuo” platform. We take advantage of our business model of combining our offline learning center network and online platform to deepen our market penetration and further develop our business.

Our qualified personnel, centralized management system driven by artificial intelligence, and technical expertise enable us to create a learning environment that caters to the specific learning demands of our students. We have experienced teaching staff and development team members, who are supported by our centralized teaching and management systems to optimize our students’ learning experiences. As of December 31, 2020, we had a team of 1,824 full-time teachers, study advisors and teaching service staff, of which 826 were study advisors and teaching service staff for our offline and online businesses. As of the same date, we also had 163 full-time and part-time foreign teachers from English-speaking countries for our offline ELT services. We have a dedicated content development team focusing on developing practical and innovative education materials independently and in collaboration with our strategic partners. We have built highly centralized and scalable management systems to manage our teaching, marketing, finance and human resources activities across our offline and online businesses. In addition to our management systems, we have made significant investments in developing platforms and systems to support our teaching activities. For example, we utilize the intelligent tracking and learning coaching function of our artificial intelligence-driven teaching management systems to record and analyze our students’ real-time learning process and personalize the course content to address their learning needs.

Corporate Information

Our principal executive offices are located at 3rd Floor, Tower A, Tagen Knowledge & Innovation Center, 2nd Shenyun West Road, Nanshan District, Shenzhen, Guangdong Province 518000, the People’s Republic of China. Our telephone number at this address is +86 755 8294 5250 and our fax number is +86 755 8299 5963. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our corporate website is www.investor.metenedu-edtechx.com. The information contained on our website is not part of this prospectus.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. All forward-looking statements included herein attributable to us or other parties or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, after the date of this prospectus or to reflect the occurrence of unanticipated events, except as otherwise required by the U.S. federal securities laws.

1

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the headings “Item 3. Key Information—3.D. Risk Factors” in the documents incorporated herein by reference, including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, and any risk factors set forth under the heading “Risk Factors” in our Registration Statement on Form F-1 filed with the SEC on July 24, 2020, as amended, and in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K, as well as other information we include or incorporate by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the ordinary shares offered pursuant to this prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from any sale of ordinary shares by the Selling Shareholders.

SELLING SHAREHOLDERS

This prospectus covers the public resale of our ordinary shares owned by the Selling Shareholders referred to below. Such Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by them. The Selling Shareholders, however, make no representations that the ordinary shares will be offered for sale. The table below presents information regarding the Selling Shareholders and the ordinary shares and/or warrants that each may offer and sell from time to time under this prospectus.

The ordinary shares being registered by this prospectus consist of 120,000 ordinary shares to be issued to the Selling shareholders pursuant to certain settlement agreements by and between the Company and each of the selling shareholders under the Plan in connection with their service with the Company. All of the Selling Shareholders are former directors of the Company.

We are registering these ordinary shares to permit the Selling Shareholders to resell these ordinary shares when they deem appropriate. The Selling Shareholders may resell all, a portion, or none of the ordinary shares, at any time and from time to time. The Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the ordinary shares in transactions exempt from the registration requirements of the Securities Act, as amended. We do not know when or in what amounts the Selling Shareholders may offer the ordinary shares for sale under this prospectus.

2

The following table sets forth: (i) the name of each Selling Shareholder and (ii) the number of ordinary shares that may be offered for resale for the account of the Selling Shareholder under this prospectus.

Selling Shareholder	Shares Beneficially Owned (1)	Percentage of Ordinary Shares Beneficially Owned	Number of Shares Being Offered		Beneficially Owned After this Reoffer Prospectus (3)	Percentage of Ordinary Shares Beneficially Owned After this Reoffer Prospectus (3)
Benjamin Vedrenne-Cloquet	16	*	60,000	(2)	16	*
Charles McIntyre	16	*	60,000	(2)	16	*

*	Indicates less than 1%.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding or otherwise has or shares (i) the power to vote or direct the voting of such security or (ii) investment power, which includes the power to dispose or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of a security, if that person has the right to acquire beneficial ownership of such security within 60 days. Without limiting the generality of the foregoing, includes shares originally issued to the above named person and held as of June 9, 2021, pursuant to trust and other estate and retirement planning arrangements in favor of other third parties that may be deemed the beneficial owner thereof.

(2)	Includes 60,000 ordinary shares to be issued to each Selling Shareholder under the Plan.

(3)	Calculated with reference to 104,325,637 ordinary shares issued and outstanding as of June 9, 2021 and assumes for each Selling Shareholder the resale of all shares offered by that particular Selling Shareholder under this reoffer prospectus.

The Company may supplement this reoffer prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Shareholders to offer for sale and sell all or a portion of their shares acquired in connection with the provision of services to the Company. The Selling Shareholders may sell the ordinary shares registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the selling shareholders can presently estimate the amount of this compensation.

The ordinary shares offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s ordinary shares may be then-listed.

The aggregate proceeds to the Selling Shareholders from the sale of the ordinary shares will be the purchase price of the ordinary shares less discounts and commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the ordinary shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the ordinary shares by the Selling Shareholders.

The Selling Shareholders and any broker-dealers or agents that participate in the sale of the ordinary shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. If a selling shareholder is an “underwriter” under the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act.

For so long as the Company does not meet the requirements for registering securities on Form F-3, the ordinary shares to be offered or resold by means of this reoffer prospectus by the Selling Shareholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

3

LEGAL MATTERS

The validity of the ordinary shares to be offered by this prospectus and certain legal matters as to Cayman Islands law have been passed upon by Conyers Dill & Pearman.

EXPERTS

The consolidated financial statements of Meten EdtechX Education Group Ltd. and the subsidiaries as of December 31, 2020 and the adjustments described in Note 1(b) that were applied to restate the financial statements for the year ended December 31,2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Meten International Education Group (operating as Meten EdtechX Education Group Ltd. after the reverse recapitalization described in Note 1 to the financial statements) and the subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities as of December 31 2019, the related consolidated statements of comprehensive income (loss), changes in deficit, and cash flows for each of the year in the two-year period ended December 31, 2019, and the related notes, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, have been incorporated by reference in this prospectus in reliance upon the report of KPMG Huazhen LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

We have agreed to indemnify and hold KPMG Huazhen LLP harmless against and from any and all legal costs and expenses incurred by KPMG Huazhen LLP in successful defense of any legal action or proceeding that arises as a result of KPMG Huazhen LLP’s consent to the inclusion of its audit report on the past financial statements of Meten International Education Group, its subsidiaries, its variable interest entities and the subsidiaries of its variable interest entities, before the effects of the retrospective adjustments related to the reverse recapitalization discussed in Note 1 to the financial statements, incorporated by reference in this registration statement.

The registered business address of Audit Alliance LLP is No.20 Maxwell Road, #11-09, Maxwell House, Singapore.

The registered business address of KPMG Huazhen LLP is 15th Floor, China Resources Tower, 2666 Keyuan South Road, Nanshan District, Shenzhen, China 518052.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports and other information with the Securities and Exchange Commission (the “Commission”) under the Exchange Act. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at www.sec.gov.

4

120,000 Ordinary Shares

Meten EdtechX Education Group Ltd.

REOFFER PROSPECTUS

June 10, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents of the Company previously filed or furnished by the Registrant with the Commission are incorporated herein by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for its fiscal year ended December 31, 2020, filed with the Commission on April 30, 2021 and amended on May 7, 2021 (Commission File No. 001-39258);

(b)	the description of the Company’s ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 31, 2020 and May 26, 2020, respectively, and any amendment or report filed for the purpose of updating such description (Commission File No. 001-39258);

(c)	The Company’s current reports on Form 6-K, furnished on April 26, 2021, May 20, 2021 and May 26, 2021 (Commission File No. 001-39258) under the Exchange Act;

(d)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by its Annual Report referred to in (A) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules); and

(e)	The description of the Company’s ordinary shares contained in the Company’s Registration Statement on Form F-1 (Commission File No. 333-240081), originally filed with the Commission on July 24, 2020 and as subsequently amended and supplemented.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that, unless expressly incorporated into this registration statement, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association provides for indemnification of officers and directors to maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	2020 Share Incentive Plan of Meten EdtechX Education Group Ltd. (as amended on November 23, 2020) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on December 30, 2020 (registration number 333-251806))

5.1	Opinion of Conyers Dill & Pearman (opinion re legality)

23.1	Consent of KPMG Huazhen LLP

23.2	Consent of Audit Alliance LLP

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included in this Registration Statement under “Signatures”)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on June 10, 2021.

Meten EdtechX Education Group Ltd.

By:	/s/ Siguang Peng
	Name:	Siguang Peng
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Siguang Peng as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Siguang Peng	Chief Executive Officer	June 10, 2021
	Siguang Peng	(Principal Executive Officer)

By:	/s/ Yupeng Guo	Director and Acting Chief Financial Officer	June 10, 2021
	Yupeng Guo	(Principal Financial Officer)

By:	/s/ Jishuang Zhao	Director	June 10, 2021
Jishuang Zhao

By:	/s/ Yongchao Chen	Director	June 10, 2021
Yongchao Chen

By:	/s/ Yanli Chen	Director	June 10, 2021
Yanli Chen

By:	/s/ Zhiyi Xie	Director	June 10, 2021
Zhiyi Xie

By:	/s/ Ying Cheng	Director	June 10, 2021
Ying Cheng

By:	/s/ Libin Ma	Director	June 10, 2021
Libin Ma

By:	/s/ Guoqiang Fei	Director	June 10, 2021
Guoqiang Fei

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on June 10, 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director